Exhibit 99.2

Independence Realty Trust

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Q4 & Full Year 2021

Los Robles, San Antonio, TX

NYSE: IRT

WWW.IRTLIVING.COM

TABLE OF CONTENTS

Company Information	3

Forward-Looking Statements	4

Earnings Release Text	5

Financial & Operating Highlights	12

Balance Sheets	13

Statements of Operations, FFO & CORE FFO
Trailing Five Quarters	14
Three and Twelve Months Ended December 31, 2021 and 2020	15

Adjusted EBITDA Reconciliations and Coverage Ratio
Trailing Five Quarters	16
Three and Twelve Months Ended December 31, 2021 and 2020	16

Same-Store Portfolio Net Operating Income
Trailing Five Quarters	17
Three and Twelve Months Ended December 31, 2021 and 2020	18

Net Operating Income Bridge	19

Same-Store Portfolio Net Operating Income by Market Three Months Ended December 31, 2021 and 2020	20
Twelve Months Ended December 31, 2021 and 2020	21

Total Portfolio NOI Exposure by Market	22

Value Add Summary	23

Capital Recycling Activity	25

Debt Summary	26

Debt Covenant & Unencumbered Asset Statistics	27

Definitions	28

Appendix A	31

Appendix B	32

Independence Realty Trust

December 31, 2021

Company Information:

Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties in 119 communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Oklahoma City, OK, Raleigh-Durham, NC, Houston, TX , Nashville, TN, and Memphis, TN. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol	NYSE: “IRT”

Investor Relations Contact	Edelman Financial Communications & Capital Markets
Ted McHugh and Lauren Torres
917-365-7979
IRT@edelman.com

Forward-Looking Statements

This supplemental package contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to our operating performance and financial results, including our 2022 earnings guidance, timing and amount of future dividends, timing and terms of property acquisitions, dispositions, joint venture investments, developments and redevelopments and other capital expenditures, timing and terms of capital raising and other financing activity, lease pricing, revenue and expense growth, occupancy levels, supply levels, job growth, interest rates and other economic expectations, and anticipated benefits of our recently completed merger (the “STAR Merger”) with Steadfast Apartment REIT, Inc. (“STAR”), including as to the amount of synergies from the STAR Merger. Such forward-looking statements involve risks, uncertainties, estimates and assumptions and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our future actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: (i) risks related to the impact of COVID-19 and other potential outbreaks of infectious diseases on our financial condition, results of operations, cash flows and the impact of such risks on the financial condition of our residents and their ability to pay rent; (ii) the nature and duration of measures taken by federal, state and local government authorities to combat the spread of disease; (iii) changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; (iv) uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; (v) increased costs on account of inflation; (vi) inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; (vii) legislative restrictions that may regulate rents or delay or limit collections of past due rents; (viii) risks endemic to real estate and the real estate industry generally; (ix) impairment charges; (x) the effects of natural and other disasters; (xi) delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; (xii) failure to realize the cost savings, synergies and other benefits expected to result from the STAR Merger; (xiii) unexpected costs or delays in integration of the IRT and STAR businesses; (xiv) unknown or unexpected liabilities related to the STAR Merger; (xv) unexpected costs of REIT qualification compliance; (xvi) unexpected changes in our intention or ability to repay certain debt prior to maturity; (xvii) inability to sell certain assets within the time frames or at the pricing levels expected; (xviii) costs and disruptions as the result of a cybersecurity incident or other technology disruption; and (xix) and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2020, our subsequently filed quarterly reports on Form 10-Q and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant.

Independence Realty Trust Announces Fourth Quarter and Full Year 2021 Financial Results

Introduces Full Year 2022 Guidance

PHILADELPHIA – (BUSINESS WIRE) – February 16, 2022 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its fourth quarter and full year 2021 financial results.

Fourth Quarter Highlights

•	Net income available to common shares of $28.6 million for the quarter ended December 31, 2021 compared to $13.3 million for the quarter ended December 31, 2020.

•	Earnings per diluted share of $0.23 for the quarter ended December 31, 2021 compared to $0.14 for the quarter ended December 31, 2020.

•	Same store net operating income (“NOI”) growth of 15.1% for the quarter ended December 31, 2021 compared to the quarter ended December 31, 2020.

•

Core Funds from Operations (“CFFO”) of $31.0 million for the quarter ended December 31, 2021 compared to $19.7 million for the quarter ended December 31, 2020. CFFO per share was $0.24 for the fourth quarter of 2021, as compared to $0.21 for the fourth quarter of 2020.

•	Adjusted EBITDA of $42.3 million for the quarter ended December 31, 2021 compared to $28.5 million for the quarter ended December 31, 2020.

•

Completed our strategic merger with Steadfast Apartment REIT, Inc. (“STAR”) on December 16, 2021, adding 68 properties aggregating 21,394 rentable units and two development properties aggregating 621 rentable units.

Full Year Highlights

•	Since the inception of our value add program in January 2018 through December 31, 2021, IRT has completed renovations at 4,672 units, achieving a weighted average return on investment of 20.2% on interior renovations and 18.0% on total renovation costs.

•	Net income available to common shares of $44.6 million for the year ended December 31, 2021 compared to

$14.8 million for the year ended December 31, 2020.

•	Earnings per diluted share of $0.41 for the year ended December 31, 2021 compared to $0.16 for the year ended December 31, 2020.

•	Same store net operating income (“NOI”) growth of 11.4% for the year ended December 31, 2021 compared to the year ended December 31, 2020.

•	Core Funds from Operations (“CFFO”) of $92.0 million for the year ended December 31, 2021 compared to $68.9 million for the year ended December 31, 2020. CFFO per share was $0.84 for the full year 2021, as compared to

$0.73 for the full year 2020.

•	Adjusted EBITDA of $128.9 million for the year ended December 31, 2021 compared to $105.3 million for the year ended December 31, 2020.

2022 Guidance Highlights

•	Introduced 2022 guidance including CFFO per share of $1.02 at the mid-point of our guidance range.

•	2022 same store NOI growth of 11.0% at the mid-point of our guidance range.

Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP.

Management Commentary

“2021 was an exceptional year for IRT underscored by outsized organic growth across the portfolio, as well as the completion of the STAR merger that cements our position as a leading multifamily REIT focused on the high growth U.S. Sunbelt region,” said Scott Schaeffer, Chairman and CEO of IRT. “We delivered fourth quarter and full year same store NOI growth of 15.1% and 11.4%, respectively, supported by improvements in average occupancy rates and rental income. In addition, we continued to advance our high return value add program and drive accretive growth through asset acquisitions and dispositions, as well as joint venture relationships in new multifamily development.”

“Looking ahead, we are excited for our next phase of growth, having doubled our property and unit count through our merger with STAR. Our integration efforts remain on-track, with our property and revenue management systems now fully implemented across all properties. In addition, we expect to achieve at least $28 million in annual synergies and effectively improve our leverage position. These advancements, along with our plans to continue to drive strong operating results, well position IRT to realize attractive growth in the multifamily sector for years to come.”

Same Store Property Operating Results

	Fourth Quarter 2021 Compared to Fourth Quarter 2020(1)	Full Year 2021 Compared to Full Year 2020(1)
Rental and other property revenue	10.2% increase	8.4% increase
Property operating expenses	1.8% increase	3.8% increase
Net operating income (“NOI”)	15.1% increase	11.4% increase
Portfolio average occupancy	90 bps increase to 95.7%	230 bps increase to 95.7%
Portfolio average rental rate	9.7% increase to $1,266	5.9% increase to $1,209
NOI Margin	280 bps increase to 65.6%	170 bps increase to 62.7%

(1)	Same store portfolio for the three and twelve months ended December 31, 2021 includes 47 properties, which represent 12,838 units.

Same Store Property Operating Results, Excluding Value Add

The same store portfolio results below exclude 18 communities that are both part of the same store portfolio and were actively undergoing Value Add renovations during the three and twelve months ended December 31, 2021.

	Fourth Quarter 2021 Compared to Fourth Quarter 2020(1)	Full Year 2021 Compared to Full Year 2020(1)
Rental and other property revenue	8.5% increase	6.1% increase
Property operating expenses	5.3% increase	4.0% increase
Net operating income (“NOI”)	10.4% increase	7.4% increase
Portfolio average occupancy	80 bps increase to 96.6%	180 bps increase to 96.6%
Portfolio average rental rate	8.4% increase to $1,254	4.5% increase to $1,203
NOI Margin	100 bps increase to 64.6%	80 bps increase to 62.5%

(1)	Same store portfolio, excluding value add, for the three and twelve months ended December 31, 2021 includes 29 properties, which represent 7,034 units.

IRT and STAR Merger

On December 16, 2021, we completed our merger with STAR. Through the STAR Merger, we acquired 68 apartment communities that contain 21,394 units and two apartment communities that are under development and approved for 621 units in the aggregate. We acquired assets totaling $4.8 billion, assumed liabilities totaling $1.9 billion, and issued an aggregate of 99,720,948 shares of common stock and 6,429,481 IROP units in our merger with STAR. Leading up to and after the closing of the STAR Merger, we also successfully delevered the combined balance sheet through a combination of our July forward equity raise of $271 million on 16.1 million shares, the disposition of three STAR properties in November 2021 for a total sales price of $107 million, and the disposition of six IRT properties between December 2021 and February 2022 for a total sales price of $297 million.

Same Store Comparisons and STAR

As discussed above, we completed our merger with STAR, which more than doubled our property and unit counts. We will continue to follow our previous definition of same store and will formally add STAR to the same store pool on January 1, 2023 in accordance with our current same store definition. However, in 2022 we will begin presenting a Combined Same Store portfolio to help investors understand the larger same store portfolio. We’ve included two new appendices this quarter. Appendix A shows the impact of consolidating STAR’s business for 2021. To aid in future modeling, we have added Appendix B, which provides the 2021 quarterly property operating results for the 2022 Combined Same Store portfolio. The following Operating Metrics and 2022 Guidance are presented considering these new same store portfolios. See the Definitions section of this release for full definitions of these new same store portfolios.

Operating Metrics

The table below summarizes operating metrics for the noted same store portfolios for the applicable periods.

	4Q 2021	1Q 2022(3)
IRT Same Store Portfolio (47 properties / 12,838 units) (1)
Average Occupancy	95.7%	95.4%
Lease Over Lease Effective Rental Rate Growth (2):
New Leases	22.3%	20.3%
Renewal Leases	8.0%	11.3%
Blended	15.2%	14.3%
Resident retention rate	42.6%	48.4%
STAR Same Store Portfolio (62 properties / 19,860 units) (1)
Average Occupancy	96.1%	95.3%
Lease Over Lease Effective Rental Rate Growth (2):
New Leases	16.2%	13.7%
Renewal Leases	11.4%	9.3%
Blended	13.6%	10.9%
Resident retention rate	45.7%	47.7%
Combined Same Store Portfolio (109 properties / 32,698 units) (1)
Average Occupancy	95.9%	95.4%
Lease Over Lease Effective Rental Rate Growth (2):
New Leases	18.8%	16.4%
Renewal Leases	10.2%	10.2%
Blended	14.2%	12.4%
Resident retention rate	44.8%	48.0%

(1)	See same store definitions.
(2)

Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.

(3)

1Q 2022 average occupancy and resident retention rates are as through February 14, 2022.1Q 2022 new lease and renewal rates are for leases commencing during 1Q 2022 that were signed as of February 14, 2022.

Value Add Program

We completed renovations on 253 units and 953 units during the quarter ended and year ended December 31, 2021, respectively. From inception of our value add program in January 2018 through December 31, 2021, we completed renovations on 4,672 units, achieving a return on investment of 18.0% (20.2% on interior renovation costs) and an average monthly rental increase of 19.6%.

Dispositions/Property Held for Sale:

In connection with our merger with STAR, we completed the following dispositions and used net proceeds from these sales to repay debt of the combined company.

•	Crestmont in Atlanta, GA: sold on December 13, 2021 and recognized a gain on disposition of $33.1 million.
•	Creekside Corner in Atlanta, GA: sold on December 16, 2021 and recognized a gain on disposition of $43.1 million.
•	Riverchase in Indianapolis, IN: sold on January 18, 2022 and expect to recognize a gain on disposition of $13.0 million.
•	Haverford Place in Louisville, KY: sold on February 2, 2022 and expect to recognize a gain on disposition of $16.8 million.
•	Heritage Park in Oklahoma City, OK: sold on February 2, 2022 and expect to recognize a gain on disposition of $31.5 million.
•	Raindance in Oklahoma City, OK: sold on February 2, 2022 and expect to recognize a gain on disposition of $33.9 million.

Capital Expenditures

For the three months ended December 31, 2021, recurring capital expenditures for the total portfolio were $1.8 million, or $112 per unit. For the year ended December 31, 2021, recurring capital expenditures for the total portfolio were $6.8 million, or $422 per unit.

Distributions

On December 2, 2021, our Board of Directors declared two prorated quarterly cash dividends based on IRT’s current quarterly dividend rate of $0.12 per share of our common stock.  The first prorated dividend was $0.09913 and was paid on January 14, 2022 to stockholders of record as of the close of business on December 15, 2021. The second prorated dividend was $0.02087 and was paid on January 21, 2022 to stockholders of record as of the close of business on December 30, 2021.

2022 EPS and CFFO Guidance

We are introducing 2022 full year guidance. Earnings per diluted share is projected to be in the range of $0.32 to $0.36. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

2022 Full Year EPS and CFFO Guidance (1)(2)	Low	High
Earnings per share	$0.32	$0.36
Adjustments:
Depreciation and amortization (3)	1.10	1.10
Gain on sale of real estate assets (4)	(0.42)	(0.42)
Core FFO per share	$1.00	$1.04

(1)

This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2022 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the key guidance assumptions detailed below.

(2)	Per share guidance is based on 228.0 million weighted average shares and units outstanding.
(3)

Depreciation and amortization includes $53.3 million ($0.23 per share) of amortization related to STAR in-place lease intangibles that are a result of GAAP purchase accounting. These intangibles are expected to be amortized over less than one year.

(4)	Gains on sale of real estate assets include only the four asset sales that occurred in January and February 2022.

2022 Guidance Assumptions

Our key guidance assumptions for 2022 are enumerated below. Note, the same store portfolio assumptions reflect the expected composition of the same store portfolio in 2022 as indicated. See definitions at the end of this release for further information regarding our same store definitions. See also, Appendix B, which includes 2021 property operating results for the 2022 Combined Same Store portfolio.

Combined Same Store Portfolio	2022 Outlook (1)
Number of properties/units	115 properties / 34,454 units
Property revenue growth	8.1% to 9.1%
Controllable operating expense growth	2.5% to 3.5%
Real estate tax and insurance expense growth	6.5% to 8.5%
Total operating expense growth	4.0% to 5.5%
Property NOI growth	10.0% to 12.0%

General and administrative & Property management expenses	$48.0 million to $51.0 million
Interest expense (2)	$100.0 million to $103.0 million

Transaction/Investment Volume (3)
Acquisition volume	None assumed
Disposition volume	$157 million

Capital Expenditures
Recurring	$18.5 million to $21.5 million
Value add & non-recurring	$42.5 million to $47.5 million
Development	$65.0 million to $75.0 million

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statements” below.

(2)

Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting, we recorded a $72.1 million loan premium, net, related to STAR debt. This loan premium will be accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion will be excluded from CFFO.

(3)

Disposition volume guidance represents only the four asset sales that occurred in January and February 2022. Net proceeds from these four assets sales were used to reduce indebtedness. We continue to evaluate our portfolio for capital recycling opportunities so actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions. See “Forward-Looking Statements” below.

Selected Financial Information

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, February 17, 2022 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.200.6205, access code 873786. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Thursday, February 24, 2022 by dialing 1.866.813.9403, access code 506270.

Supplemental Information

We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties in 119 communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Oklahoma City, OK, Raleigh-Durham, NC, Houston, TX , Nashville, TN, and Memphis, TN. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to our operating performance and financial results, including our 2022 earnings guidance, timing and amount of future dividends, timing and terms of property acquisitions, dispositions, joint venture investments, developments and redevelopments and other capital expenditures, timing and terms of capital raising and other financing activity, lease pricing, revenue and expense growth, occupancy levels, supply levels, job growth, interest rates and other economic expectations, and anticipated benefits of our recently completed merger (the “STAR Merger”) with Steadfast Apartment REIT, Inc. (“STAR”), including as to the amount of synergies from the STAR Merger. Such forward-looking statements involve risks, uncertainties, estimates and assumptions and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our future actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: (i) risks related to the impact of COVID-19 and other potential outbreaks of infectious diseases on our financial condition, results of operations, cash flows and the impact of such risks on the financial condition of our residents and their ability to pay rent; (ii) the nature and duration of measures taken by federal, state and local government authorities to combat the spread of disease; (iii) changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; (iv) uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; (v) increased costs on account of inflation; (vi) inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; (vii) legislative restrictions that may regulate rents or delay or limit collections of past due rents; (viii) risks endemic to real estate and the real estate industry generally; (ix) impairment charges; (x) the effects of natural and other disasters; (xi) delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; (xii) failure to realize the cost savings, synergies and other benefits expected to result from the STAR Merger; (xiii) unexpected costs or delays in integration of the IRT and STAR businesses; (xiv) unknown or unexpected liabilities related to the STAR Merger; (xv) unexpected costs of REIT qualification compliance; (xvi) unexpected changes in our intention or ability to repay certain debt prior to maturity; (xvii) inability to sell certain assets within the time frames or at the pricing levels expected; (xviii) costs and disruptions as the result of a cybersecurity incident or other technology disruption; and (xix) and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2020, our subsequently filed quarterly reports on Form 10-Q and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant.

FINANCIAL & OPERATING HIGHLIGHTS

Dollars in thousands, except per share data

	For the Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Selected Financial Information:
Operating Statistics:
Net income available to common shares	$28,615	$11,502	$3,386	$1,086	$13,261
Earnings (loss) per share -- diluted	$0.23	0.11	$0.03	$0.01	$0.14
Rental and other property revenue	$76,803	$60,592	$57,286	$54,811	$53,923
Property operating expenses	$26,952	$23,164	$22,298	$20,838	$20,138
Net operating income	$49,851	$37,428	$34,988	$33,973	$33,785
NOI margin	64.9%	61.8%	61.1%	62.0%	62.7%
Adjusted EBITDA	$42,301	$31,432	$28,729	$26,389	$28,534
CORE FFO per share (c)	$0.24	$0.21	$0.20	$0.18	$0.22
Dividends per share	$0.12	$0.12	$0.12	$0.12	$0.12
CORE FFO payout ratio	50.0%	57.1%	60.0%	66.7%	54.5%
Portfolio Data:
Total gross assets	$6,785,648	$2,114,743	$2,133,021	$1,970,979	$1,962,895
Total number of operating properties	123	57	58	56	56
Total units	36,831	16,109	16,261	15,667	15,667
Period end occupancy	95.6%	96.0%	95.6%	95.5%	95.3%
Total portfolio average occupancy	96.0%	96.1%	95.9%	95.4%	95.0%
Total portfolio average effective monthly rent, per unit	$1,329	$1,212	$1,171	$1,142	$1,136
Same store period end occupancy (a)	95.6%	95.8%	95.4%	95.2%	95.1%
Same store portfolio average occupancy (a)	95.7%	96.0%	95.9%	95.1%	94.8%
Same store portfolio average effective monthly rent, per unit (a)	$1,266	$1,227	$1,183	$1,161	$1,154
Capitalization:
Total debt (d)	$2,705,336	$996,270	$1,036,841	$947,631	$945,686
Common share price, period end	$25.83	$20.35	$18.23	$15.20	$13.43
Market equity capitalization	$5,882,410	$2,150,162	$1,926,218	$1,561,165	$1,376,283
Total market capitalization	$8,587,746	$3,146,432	$2,963,059	$2,508,796	$2,321,969
Total debt/total gross assets	39.9%	47.1%	48.6%	48.1%	48.2%
Net debt to Adjusted EBITDA (pro forma) (b)	7.7x	8.2x	8.5x	8.2x	8.2x
Interest coverage	3.9x	3.6x	3.4x	3.1x	3.2x
Common shares and OP Units:
Shares outstanding	220,753,735	105,106,714	105,109,649	102,033,733	101,803,762
OP units outstanding	6,981,841	552,360	552,360	674,515	674,517
Common shares and OP units outstanding	227,735,577	105,659,074	105,662,009	102,708,248	102,478,278
Weighted average common shares and OP units	127,046,225	107,094,044	102,584,809	102,353,380	95,529,788
(a)	Same store portfolio consists of 47 properties, which represent 12,838 units.
(b)

Reflects pro forma net debt to Adjusted EBITDA for each period presented, which includes adjustments for the timing of acquisitions, the full quarter effect of current value add initiatives, the completion of capital recycling activities including paydown of associated indebtedness, and the normalization of items impacting quarterly EBITDA. Actual net debt to Adjusted EBITDA multiples for the five quarters ended December 31, 2021 were 15.4x, 8.0x, 9.1x, 8.9x, and 8.3x, respectively.

(c)	Reflects adjustment to prior periods to conform to our current definition of CFFO. See our definition of CFFO for additional discussion.
(d)	Includes indebtedness associated with real estate held for sale.

BALANCE SHEETS

Dollars in thousands, except per share data

	As of
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Assets:
Real estate held for investment, at cost	$6,462,355	$1,904,760	$2,035,988	$1,922,071	$1,916,770
Less: accumulated depreciation	(243,475)	(223,244)	(231,866)	(223,187)	(208,618)
Real estate held for investment, net	6,218,880	1,681,516	1,804,122	1,698,884	1,708,152
Real estate held for sale	61,560	120,409	27,910	—	—
Real estate under development	41,777	—	—	—	—
Cash and cash equivalents	35,972	8,720	7,566	8,653	8,751
Restricted cash	29,699	6,138	6,441	4,449	4,864
Investment in unconsolidated real estate entities	24,999	13,561	10,205	—	—
Other assets	38,052	15,053	17,311	12,824	12,338
Derivative assets	2,488	1,168	853	2,810	—
Intangible assets, net	53,269	346	714	396	792
Total assets	$6,506,696	$1,846,911	$1,875,122	$1,728,016	$1,734,897
Liabilities and Equity:
Indebtedness, net	$2,705,336	$996,270	$1,036,841	$947,631	$945,686
Indebtedness associated with real estate held for sale, net	—	22,459	19,622	—	—
Accounts payable and accrued expenses	106,332	39,593	30,530	24,535	25,416
Accrued interest payable	7,175	1,708	1,909	1,888	1,976
Dividends payable	16,792	12,648	12,648	12,293	12,257
Derivative liabilities	11,896	17,492	19,386	19,540	29,842
Other liabilities	17,089	6,756	6,903	6,991	6,949
Total liabilities	2,864,620	1,096,926	1,127,839	1,012,878	1,022,126
Equity:
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	2,208	1,051	1,051	1,018	1,018
Additional paid in capital	3,678,903	965,018	963,754	920,042	919,615
Accumulated other comprehensive income (loss)	(11,940)	(19,507)	(22,011)	(20,497)	(33,822)
Retained earnings (deficit)	(188,410)	(200,429)	(199,350)	(190,151)	(178,751)
Total shareholders' equity	3,480,761	746,133	743,444	710,412	708,060
Noncontrolling Interests	161,315	3,852	3,839	4,726	4,711
Total equity	3,642,076	749,985	747,283	715,138	712,771
Total liabilities and equity	$6,506,696	$1,846,911	$1,875,122	$1,728,016	$1,734,897

STATEMENTS OF OPERATIONS, FFO & CORE FFO

TRAILING FIVE QUARTERS

Dollars in thousands, except per share data

	For the Three-Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Revenue:
Rental and other property revenue	$76,803	$60,592	$57,286	$54,811	$53,923
Other revenue	113	188	158	301	165
Total revenue	76,916	60,780	57,444	55,112	54,088
Expenses:
Property operating expenses	26,952	23,164	22,298	20,838	20,138
Property management expenses	3,221	2,199	2,176	1,943	2,183
General and administrative expenses	4,442	3,985	4,241	5,942	3,233
Depreciation and amortization expense	26,210	17,384	16,763	16,552	15,396
Casualty losses	—	—	—	359	300
Total expenses	60,825	46,732	45,478	45,634	41,250
Interest expense	(10,757)	(8,700)	(8,559)	(8,385)	(8,872)
Gain on sale (loss on impairment) of real estate assets, net	76,179	11,492	—	—	9,394
Loss on extinguishment of debt	(10,261)	—	—	—	—
Merger and integration costs	(41,787)	(5,276)	—	—	—
Net income (loss)	29,465	11,564	3,407	1,093	13,360
(Income) loss allocated to noncontrolling interests	(850)	(62)	(21)	(7)	(99)
Net income (loss) available to common shares	$28,615	$11,502	$3,386	$1,086	$13,261
EPS - basic	$0.23	$0.11	$0.03	$0.01	$0.14
Weighted-average shares outstanding - Basic	125,375,694	104,918,674	102,023,204	101,678,865	94,846,369
EPS - diluted	$0.23	$0.11	$0.03	$0.01	$0.14
Weighted-average shares outstanding - Diluted	126,675,551	107,668,675	102,923,924	102,763,106	95,876,357
Funds From Operations (FFO):
Net Income (loss)	$29,465	$11,564	$3,407	$1,093	$13,360
Add-Back (Deduct):
Real estate depreciation and amortization	26,068	17,263	16,683	16,472	15,316
Loss on impairment (gain on sale) of real estate assets, net, excluding debt extinguishment costs	(78,490)	(11,788)	—	—	(9,394)
FFO	$(22,957)	$17,039	$20,090	$17,565	$19,282
FFO per share	$(0.18)	$0.16	$0.20	$0.17	$0.20
CORE Funds From Operations (CFFO): (a)
FFO	$(22,957)	$17,039	$20,090	$17,565	$19,282
Add-Back (Deduct):
Other depreciation and amortization	142	121	80	80	80
Casualty losses	—	—	—	359	300
Loan (premium accretion) discount amortization	(501)	—	—	—	—
Prepayment penalties on asset dispositions	2,312	295	—	—	—
Loss on extinguishment of debt	10,261	—	—	—	—
Merger and integration costs	41,787	5,276	—	—	—
CFFO	$31,044	$22,731	$20,170	$18,004	$19,662
CFFO per share	$0.24	$0.21	$0.20	$0.18	$0.21
Weighted-average shares and units outstanding	127,046,225	107,094,044	102,584,809	102,353,380	95,529,788
(a)	Reflects adjustment to prior periods to conform to our current definition of CFFO. See our definition of CFFO for additional discussion.

STATEMENTS OF OPERATIONS, FFO & CORE FFO

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2021 and 2020

Dollars in thousands, except per share data

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Rental and other property revenue	$76,803	$53,923	$249,492	$211,167
Other revenue	113	165	760	739
Total revenue	76,916	54,088	250,252	211,906
Expenses:
Property operating expenses	26,952	20,138	93,252	82,978
Property management expenses	3,221	2,183	9,539	8,494
General and administrative expenses	4,442	3,233	18,610	15,095
Depreciation and amortization expense	26,210	15,396	76,909	60,687
Abandoned deal costs	—	—	—	130
Casualty losses	—	300	359	711
Total expenses	60,825	41,250	198,669	168,095
Interest expense	(10,757)	(8,872)	(36,401)	(36,488)
Gain on sale (loss on impairment) of real estate assets, net	76,179	9,394	87,671	7,554
Loss on extinguishment of debt	(10,261)	—	(10,261)	—
Merger and integration costs	(41,787)	—	(47,063)	—
Net income (loss)	29,465	13,360	45,529	14,877
(Income) loss allocated to noncontrolling interests	(850)	(99)	(940)	(109)
Net income (loss) available to common shares	$28,615	$13,261	$44,589	$14,768
EPS - basic	$0.23	$0.14	$0.41	$0.16
Weighted-average shares outstanding - Basic	125,375,694	94,846,369	108,552,185	93,660,086
EPS - diluted	$0.23	$0.14	$0.41	$0.16
Weighted-average shares outstanding - Diluted	126,675,551	95,876,357	109,831,520	94,688,440

Funds From Operations (FFO):
Net Income (loss)	$29,465	$13,360	$45,529	$14,877
Adjustments:
Real estate depreciation and amortization	26,068	15,316	76,487	60,352
Loss on impairment (gain on sale) of real estate assets, net, excluding debt extinguishment costs	(78,490)	(9,394)	(90,277)	(7,554)
Funds From Operations	$(22,957)	$19,282	$31,739	$67,675
FFO per share	$(0.18)	$0.20	$0.29	$0.72
Core Funds From Operations (CFFO): (a)
Funds From Operations	$(22,957)	$19,282	$31,739	$67,675
Adjustments:
Other depreciation and amortization	142	80	423	335
Abandoned deal costs	—	—	—	130
Casualty losses	—	300	359	711
Loan (premium accretion) discount amortization	(501)	—	(501)	—
Prepayment penalties on asset dispositions	2,312	—	2,607	—
Loss on extinguishment of debt	10,261	—	10,261	—
Merger and integration costs	41,787	—	47,063	—
Core Funds From Operations	$31,044	$19,662	$91,951	$68,851
CFFO per share	$0.24	$0.21	$0.84	$0.73
Weighted-average shares and units outstanding	127,046,225	95,529,788	109,418,810	94,430,935
(a)	Reflects adjustment to prior periods to conform to our current definition of CFFO. See our definition of CFFO for additional discussion.

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO

Dollars in thousands

	Three Months Ended
ADJUSTED EBITDA:	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Net income (loss)	$29,465	$11,564	$3,407	$1,093	$13,360
Add-Back (Deduct):
Depreciation and amortization	26,210	17,384	16,763	16,552	15,396
Casualty losses	—	—	—	359	300
Interest expense	10,757	8,700	8,559	8,385	8,872
Net loss on impairment (gain on sale) of real estate assets	(76,179)	(11,492)	—	—	(9,394)
Loss on extinguishment of debt	10,261	—	—	—	—
Merger and integration costs	41,787	5,276	—	—	—
Adjusted EBITDA	$42,301	$31,432	$28,729	$26,389	$28,534

INTEREST COST:
Interest expense	$10,757	$8,700	$8,559	$8,385	$8,872

INTEREST COVERAGE:	3.9x	3.6x	3.4x	3.1x	3.2x

	For the Three Months Ended December 31,		For the Year Ended December 31,
ADJUSTED EBITDA:	2021	2020	2021	2020
Net income (loss)	$29,465	$13,360	$45,529	$14,877
Add-Back (Deduct):
Depreciation and amortization	26,210	15,396	76,909	60,687
Abandoned deal costs	—	—	—	130
Casualty losses	—	300	359	711
Interest expense	10,757	8,872	36,401	36,488
Net loss on impairment (gain on sale) of real estate assets	(76,179)	(9,394)	(87,671)	(7,554)
Loss on extinguishment of debt	10,261	—	10,261	—
Merger and integration costs	41,787	—	47,063	—
Adjusted EBITDA	$42,301	$28,534	$128,851	$105,339

INTEREST COST:
Interest expense	$10,757	$8,872	$36,401	$36,488

INTEREST COVERAGE:	3.9x	3.2x	3.5x	2.9x

SAME STORE PORTFOLIO NET OPERATING INCOME

TRAILING FIVE QUARTERS

Dollars in thousands, except per unit data

	For the Three-Months Ended (a)
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Revenue:
Rental and other property revenue	$49,758	$48,942	$47,251	$45,574	$45,169
Property Operating Expenses:
Real estate taxes	5,125	5,384	5,947	5,871	5,486
Property insurance	1,019	1,107	1,078	1,036	1,039
Personnel expenses	4,192	4,434	4,197	3,876	3,965
Utilities	2,569	2,584	2,270	2,509	2,320
Repairs and maintenance	1,405	2,124	1,996	1,431	1,353
Contract services	1,771	1,894	1,895	1,776	1,758
Advertising expenses	447	474	488	453	407
Other expenses	568	491	518	496	471
Total property operating expenses	17,096	18,492	18,389	17,448	16,799
Same-store net operating income (a)	$32,662	$30,450	$28,862	$28,126	$28,370
Same-store NOI margin	65.6%	62.2%	61.1%	61.7%	62.8%
Average occupancy	95.7%	96.0%	95.9%	95.1%	94.8%
Average effective monthly rent, per unit	$1,266	$1,227	$1,183	$1,161	$1,154
Reconciliation of same-store net operating income to net income (loss)
Same-store net operating income	$32,662	$30,450	$28,862	$28,126	$28,370
Non same-store net operating income	17,189	6,978	6,126	5,847	5,415
Other revenue	113	188	158	301	165
Property management expenses	(3,221)	(2,199)	(2,176)	(1,943)	(2,183)
General and administrative expenses	(4,442)	(3,985)	(4,241)	(5,942)	(3,233)
Depreciation and amortization expense	(26,210)	(17,384)	(16,763)	(16,552)	(15,396)
Casualty losses	—	—	—	(359)	(300)
Interest expense	(10,757)	(8,700)	(8,559)	(8,385)	(8,872)
Gain on sale (loss on impairment) of real estate assets, net	76,179	11,492	—	—	9,394
Loss on extinguishment of debt	(10,261)	—	—	—	—
Merger and integration costs	(41,787)	(5,276)	—	—	—
Net income (loss)	$29,465	$11,564	$3,407	$1,093	$13,360
(a)	Same store portfolio consists of 47 properties, which represent 12,838 units.

SAME STORE PORTFOLIO NET OPERATING INCOME

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2021 and 2020

Dollars in thousands, except per unit data

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2021	2020	% change	2021	2020	% change
Revenue:
Rental and other property revenue	$49,758	$45,169	10.2%	$191,525	$176,651	8.4%
Property Operating Expenses:
Real estate taxes	5,125	5,486	-6.6%	22,327	22,780	-2.0%
Property insurance	1,019	1,039	-1.9%	4,240	3,869	9.6%
Personnel expenses	4,192	3,965	5.7%	16,699	16,082	3.8%
Utilities	2,569	2,320	10.7%	9,932	9,418	5.5%
Repairs and maintenance	1,405	1,353	3.8%	6,956	5,995	16.0%
Contract services	1,771	1,758	0.7%	7,336	7,011	4.6%
Advertising expenses	447	407	9.8%	1,862	1,789	4.1%
Other expenses	568	471	20.6%	2,073	1,897	9.3%
Total property operating expenses	17,096	16,799	1.8%	71,425	68,841	3.8%
Same-store net operating income (a)	$32,662	$28,370	15.1%	$120,100	$107,810	11.4%
Same-store NOI margin	65.6%	62.8%	2.8%	62.7%	61.0%	1.7%
Average occupancy	95.7%	94.8%	0.9%	95.7%	93.4%	2.3%
Average effective monthly rent, per unit	$1,266	$1,154	9.7%	$1,209	$1,142	5.9%
Reconciliation of same-store net operating income to net income (loss)
Same-store portfolio net operating income	$32,662	$28,370		$120,100	$107,810
Non same-store net operating income	17,189	5,415		36,140	20,379
Other revenue	113	165		760	739
Property management expenses	(3,221)	(2,183)		(9,539)	(8,494)
General and administrative expenses	(4,442)	(3,233)		(18,610)	(15,095)
Depreciation and amortization expense	(26,210)	(15,396)		(76,909)	(60,687)
Abandoned deal costs	—	—		—	(130)
Casualty losses	—	(300)		(359)	(711)
Interest expense	(10,757)	(8,872)		(36,401)	(36,488)
Gain on sale (loss on impairment) of real estate assets, net	76,179	9,394		87,671	7,554
Loss on extinguishment of debt	(10,261)	—		(10,261)	—
Merger and integration costs	(41,787)	—		(47,063)	—
Net income (loss)	$29,465	$13,360		$45,529	$14,877
(a)	Same store portfolio consists of 47 properties, which represent 12,838 units.

NET OPERATING INCOME (NOI) BRIDGE

TRAILING FIVE QUARTERS

Dollars in thousands

	For the Three-Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Rental and other property revenue
Same store (a)	$49,758	$48,942	$47,251	$45,574	$45,169
Non same-store	27,045	11,650	10,035	9,237	8,754
Total rental and other property revenue	76,803	60,592	57,286	54,811	53,923
Property operating expenses
Same store (a)	17,096	18,492	18,389	17,448	16,799
Non same-store	9,856	4,672	3,909	3,390	3,339
Total property operating expenses	26,952	23,164	22,298	20,838	20,138
Net operating income
Same-store (a)	32,662	30,450	28,862	28,126	28,370
Non same-store	17,189	6,978	6,126	5,847	5,415
Total property net operating income	$49,851	$37,428	$34,988	$33,973	$33,785
Reconciliation of NOI to net income (loss)
Total property net operating income	$49,851	$37,428	$34,988	$33,973	$33,785
Other revenue	113	188	158	301	165
Property management expenses	(3,221)	(2,199)	(2,176)	(1,943)	(2,183)
General and administrative expenses	(4,442)	(3,985)	(4,241)	(5,942)	(3,233)
Depreciation and amortization expense	(26,210)	(17,384)	(16,763)	(16,552)	(15,396)
Casualty losses	—	—	—	(359)	(300)
Interest expense	(10,757)	(8,700)	(8,559)	(8,385)	(8,872)
Gain on sale (loss on impairment) of real estate assets, net	76,179	11,492	—	—	9,394
Loss on extinguishment of debt	(10,261)	—	—	—	—
Merger and integration costs	(41,787)	(5,276)	—	—	—
Net income (loss)	$29,465	$11,564	$3,407	$1,093	$13,360
(a)	Same store portfolio consists of 47 properties, which represent 12,838 units.

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET

THREE MONTHS ENDED DECEMBER 31, 2021

Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Raleigh - Durham, NC	6	1,690	$6,690	$6,291	6.3%	$2,160	$2,167	-0.3%	$4,530	$4,124	9.8%	95.4%	95.7%	-0.3%	$1,302	$1,197	8.8%
Atlanta, GA	4	1,348	5,778	5,165	11.9%	1,799	1,663	8.2%	3,979	3,502	13.6%	96.7%	95.8%	0.9%	1,410	1,260	11.9%
Columbus, OH	6	1,547	5,485	4,941	11.0%	1,624	1,942	-16.4%	3,861	2,999	28.7%	96.0%	93.1%	3.0%	1,173	1,076	9.0%
Memphis, TN	4	1,383	5,517	5,081	8.6%	1,748	1,715	1.9%	3,769	3,366	12.0%	94.5%	96.1%	-1.6%	1,344	1,193	12.7%
Louisville, KY	5	1,550	5,300	4,758	11.4%	2,193	2,091	4.9%	3,107	2,667	16.5%	92.7%	89.9%	2.7%	1,096	1,015	8.0%
Tampa-St. Petersburg, FL	4	1,104	4,897	4,231	15.7%	1,880	1,761	6.8%	3,017	2,470	22.1%	95.6%	94.6%	1.0%	1,464	1,307	12.0%
Dallas, TX	3	734	2,989	2,722	9.8%	1,146	1,114	2.9%	1,843	1,608	14.6%	98.3%	95.0%	3.4%	1,326	1,217	9.0%
Indianapolis, IN	3	700	2,671	2,451	9.0%	1,003	945	6.1%	1,668	1,506	10.8%	95.7%	96.7%	-1.0%	1,232	1,108	11.1%
Myrtle Beach, SC - Wilmington, NC	3	628	2,245	1,968	14.1%	596	627	-4.9%	1,649	1,341	23.0%	97.4%	94.8%	2.6%	1,164	1,052	10.6%
Charleston, SC	2	518	2,286	2,131	7.3%	1,008	916	10.0%	1,278	1,215	5.2%	95.7%	95.8%	-0.1%	1,375	1,310	4.9%
Oklahoma City, OK	3	701	1,793	1,654	8.4%	645	633	1.9%	1,148	1,021	12.4%	97.0%	97.6%	-0.7%	814	758	7.5%
Orlando, FL	1	297	1,392	1,299	7.2%	506	473	7.0%	886	826	7.3%	96.7%	96.1%	0.6%	1,524	1,446	5.4%
Charlotte, NC	1	208	1,078	1,007	7.1%	330	311	6.1%	748	696	7.5%	97.9%	96.5%	1.4%	1,606	1,489	7.9%
Asheville, NC	1	252	966	857	12.7%	267	249	7.2%	699	608	15.0%	98.5%	95.5%	3.0%	1,244	1,137	9.4%
Huntsville, AL	1	178	671	613	9.5%	191	192	-0.5%	480	421	14.0%	97.4%	98.3%	-0.9%	1,189	1,071	11.0%
Total/Weighted Average	47	12,838	49,758	$45,169	10.2%	$17,096	$16,799	1.8%	$32,662	$28,370	15.1%	95.7%	94.8%	0.9%	$1,266	$1,154	9.7%

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET

TWELVE MONTHS ENDED DECEMBER 31, 2021

Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Raleigh - Durham, NC	6	1,690	$26,141	$24,722	5.7%	$8,689	$8,803	-1.3%	$17,452	$15,919	9.6%	95.7%	94.2%	1.5%	$1,247	$1,190	4.8%
Atlanta, GA	4	1,348	22,132	20,145	9.9%	7,120	6,786	4.9%	15,012	13,359	12.4%	96.7%	94.6%	2.1%	1,336	1,244	7.4%
Memphis, TN	4	1,383	21,438	19,106	12.2%	7,300	7,088	3.0%	14,138	12,018	17.6%	95.9%	92.0%	3.9%	1,272	1,168	8.9%
Columbus, OH	6	1,547	20,919	19,322	8.3%	8,267	8,639	-4.3%	12,652	10,683	18.4%	95.0%	93.2%	1.7%	1,121	1,052	6.6%
Louisville, KY	5	1,550	20,414	18,691	9.2%	9,039	8,118	11.3%	11,375	10,573	7.6%	93.0%	89.0%	4.0%	1,053	1,017	3.6%
Tampa-St. Petersburg, FL	4	1,104	18,521	16,386	13.0%	7,339	6,850	7.1%	11,182	9,536	17.3%	95.0%	91.9%	3.1%	1,384	1,281	8.0%
Dallas, TX	3	734	11,470	10,851	5.7%	4,883	4,645	5.1%	6,587	6,206	6.1%	96.8%	95.2%	1.6%	1,271	1,213	4.8%
Indianapolis, IN	3	700	10,224	9,488	7.8%	4,077	3,796	7.4%	6,147	5,692	8.0%	96.4%	95.9%	0.5%	1,171	1,089	7.6%
Myrtle Beach, SC - Wilmington, NC	3	628	8,609	7,735	11.3%	2,693	2,589	4.0%	5,916	5,146	15.0%	95.9%	92.8%	3.2%	1,113	1,042	6.8%
Charleston, SC	2	518	8,872	8,541	3.9%	3,901	3,789	3.0%	4,971	4,752	4.6%	95.8%	94.8%	1.0%	1,349	1,312	2.8%
Oklahoma City, OK	3	701	6,938	6,516	6.5%	2,711	2,535	6.9%	4,227	3,981	6.2%	97.4%	96.7%	0.7%	784	746	5.1%
Orlando, FL	1	297	5,392	5,191	3.9%	2,151	1,999	7.6%	3,241	3,192	1.5%	96.6%	95.1%	1.5%	1,477	1,471	0.4%
Charlotte, NC	1	208	4,160	4,050	2.7%	1,320	1,339	-1.4%	2,840	2,711	4.8%	96.3%	94.8%	1.5%	1,551	1,512	2.6%
Asheville, NC	1	252	3,704	3,489	6.2%	1,111	1,070	3.8%	2,593	2,419	7.2%	98.1%	96.1%	2.0%	1,188	1,145	3.8%
Huntsville, AL	1	178	2,591	2,418	7.2%	824	795	3.6%	1,767	1,623	8.9%	97.8%	97.9%	-0.1%	1,133	1,048	8.1%
Total/Weighted Average	47	12,838	$191,525	$176,651	8.4%	$71,425	$68,841	3.8%	$120,100	$107,810	11.4%	95.7%	93.4%	2.3%	$1,209	$1,142	5.9%

TOTAL PORTFOLIO (1) NOI (2) EXPOSURE BY MARKET

Dollars in thousands, except rent per unit

					For the Three Months Ended December 31, 2021
Market	Number of Properties	Units	Gross Real Estate Assets	Period End Occupancy	Average Effective Monthly Rent per Unit	Net Operating Income (2)	% of NOI
Atlanta, GA	13	5,180	$1,047,607	95.4%	$1,422	$15,791	16.5%
Dallas, TX	14	4,007	841,560	96.5%	1,580	11,446	12.0%
Denver, CO (3)	9	2,292	601,124	95.4%	1,526	7,242	7.6%
Columbus, OH	10	2,510	358,637	96.1%	1,223	6,231	6.5%
Indianapolis, IN	8	2,256	320,335	95.7%	1,160	5,125	5.4%
Oklahoma City, OK	8	2,147	311,480	95.7%	1,038	4,666	4.9%
Raleigh - Durham, NC	6	1,690	251,364	95.3%	1,302	4,530	4.7%
Houston, TX	7	1,932	319,930	95.8%	1,315	4,428	4.6%
Nashville, TN	4	1,412	337,656	95.8%	1,429	4,391	4.6%
Memphis, TN	4	1,383	154,345	94.6%	1,344	3,769	3.9%
Louisville, KY	5	1,550	190,723	93.7%	1,096	3,493	3.6%
Tampa-St. Petersburg, FL	4	1,104	187,669	94.7%	1,464	3,017	3.2%
Birmingham, AL	2	1,074	230,944	93.4%	1,356	2,777	2.9%
Huntsville, AL	3	873	189,796	96.0%	1,437	2,705	2.8%
Lexington, KY	3	886	159,063	96.4%	1,153	1,867	2.0%
Cincinnati, OH	2	542	121,352	98.9%	1,323	1,666	1.7%
Myrtle Beach, SC - Wilmington, NC	3	628	66,152	97.0%	1,164	1,649	1.7%
Charlotte, NC	2	480	108,919	97.1%	1,492	1,488	1.6%
Greenville, SC	1	702	122,557	94.4%	1,103	1,289	1.3%
Charleston, SC	2	518	80,749	95.3%	1,375	1,278	1.3%
Chicago, IL	1	374	89,756	94.1%	1,638	1,188	1.2%
Orlando, FL	1	297	49,985	97.0%	1,524	886	0.9%
San Antonio, TX	1	306	56,947	96.4%	1,413	784	0.8%
Terra Haute, IN	1	250	45,767	92.8%	1,376	760	0.8%
Norfolk, VA	1	183	53,862	96.2%	1,706	758	0.8%
Asheville, NC	1	252	29,069	97.2%	1,244	699	0.7%
Austin, TX	1	256	54,336	95.7%	1,534	665	0.7%
Fort Wayne, IN	1	222	43,903	94.1%	1,273	584	0.6%
Chattanooga, TN	1	192	36,768	97.4%	1,290	554	0.6%
Total/Weighted Average	119	35,498	$6,462,355	95.6%	$1,348	$95,726	100.0%

(1)	Excludes assets classified as held for sale.
(2)	NOI for the three months ended December 31, 2021 includes pro forma adjustments to show a full quarter of operations for the properties acquired in the STAR Merger.
(3)	Includes properties in our Fort Collins, CO and Colorado Springs, CO markets.

VALUE ADD SUMMARY

								Renovation Costs per Unit (b)
Property	Market	Percentage Complete	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (a)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs(c)	ROI - Total Costs (d)

Ongoing
Stonebridge Crossing	Memphis, TN	80.4%	500	402	387	151	17.4%	10,697	1,131	11,829	16.9%	15.3%
The Commons at Canal Winchester	Columbus, OH	78.8%	264	208	190	217	24.2%	10,859	402	11,261	24.0%	23.1%
Vantage at Hillsborough	Tampa-St. Petersburg, FL	77.3%	348	269	255	197	18.2%	13,930	2,155	16,085	17.0%	14.7%
Avalon Oaks	Columbus, OH	70.6%	235	166	156	286	32.6%	11,704	1,021	12,726	29.3%	26.9%
Lucerne	Tampa-St. Petersburg, FL	68.8%	276	190	184	252	21.7%	13,396	634	14,030	22.6%	21.6%
Waterford Landing	Atlanta, GA	62.7%	260	163	151	182	16.3%	8,977	685	9,662	24.4%	22.6%
North Park	Atlanta, GA	59.4%	224	133	128	195	17.6%	8,319	268	8,587	28.1%	27.2%
Rocky Creek	Tampa-St. Petersburg, FL	38.6%	264	102	101	390	28.3%	12,439	960	13,400	37.6%	34.9%
Walnut Hill	Memphis, TN	29.8%	362	108	95	463	43.7%	13,058	807	13,864	42.6%	40.1%
Thornhill	Raleigh-Durham, NC	29.6%	318	94	70	167	13.8%	13,729	1,046	14,775	14.6%	13.5%
Meadows	Louisville, KY	13.0%	400	52	38	189	20.0%	10,193	415	10,608	22.2%	21.4%
Total/Weighted Average		54.7%	3,451	1,887	1,755	$225	21.9%	$11,574	$904	$12,477	23.4%	21.7%

Future 2022 Projects (e)
Collier Park	Columbus, OH	0.0%	232	0	0	-	0.0%	-	-	-	0.0%	0.0%
Bayview Club	Indianapolis, IN	0.0%	236	0	0	-	0.0%	-	-	-	0.0%	0.0%
Augusta	Oklahoma City, OH	0.0%	197	0	0	-	0.0%	-	-	-	0.0%	0.0%
Invitational	Oklahoma City, OH	0.0%	344	0	0	-	0.0%	-	-	-	0.0%	0.0%
Fox Trails	Dallas, TX	0.0%	286	0	0	-	0.0%	-	-	-	0.0%	0.0%
Total/Weighted Average			1,295	0	0	$-	0.0%	$-	$-	$-	0.0%	0.0%

Completed (f)
The Village at Auburn	Raleigh-Durham, NC	99.1%	328	325	308	183	17.4%	14,453	2,108	16,561	15.2%	13.3%
Pointe at Canyon Ridge	Atlanta, GA	89.7%	494	443	426	175	18.0%	9,233	1,773	11,006	22.8%	19.1%
Oxmoor	Louisville, KY	90.0%	432	389	377	181	20.0%	16,043	127	16,169	13.6%	13.5%
Jamestown	Louisville, KY	91.2%	296	270	282	278	33.5%	15,732	5,161	20,893	21.2%	16.0%
Haverford	Louisville, KY	88.1%	160	141	141	103	12.0%	5,639	798	6,437	21.9%	19.2%
Schirm Farms	Columbus, OH	87.5%	264	231	220	100	11.5%	7,966	613	8,579	15.0%	13.9%
Arbors River Oaks	Memphis, TN	86.9%	191	166	162	253	20.6%	11,507	561	12,068	26.4%	25.1%
Brunswick Point	Myrtle Beach, SC - Wilmington, NC	85.1%	288	245	235	64	6.3%	6,998	56	7,054	11.0%	10.9%
Total/Weighted Average		90.1%	2,453	2,210	2,151	$179	18.3%	$11,563	$1,386	$12,949	18.5%	16.6%

Grand Total/Weighted Average	Current Total/Weighted Average		7,199	4,097	3,906	$196	19.9%	$11,581	$1,172	$12,754	20.3%	18.4%

Sold Properties (g)			652	575	533	$169	14.9%	$10,313	$3,495	$13,808	19.7%	14.7%

PROJECT LIFE TO DATE AS OF DECEMBER 31, 2021

(a)

The rent premium reflects the per unit per month difference between the rental rate on the renovated unit and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures.

(b)

Includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.

(c)	Calculated using the rent premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit.
(d)	Calculated using the rent premium per unit per month, multiplied by 12, divided by the total renovation costs per unit.
(e)	The Collier Park and Bayview Club projects commenced during Q1 2022 and we expect the other future projects to commence in mid-2022.
(f)

We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units.

(g)	Includes the Crestmont and Creekside properties that were formerly a part of the value add program but were sold in December 2021.

INVESTMENT AND DEVELOPMENT ACTIVITY

Dollars in thousands with respect to Contract Price and Price per Unit

2021 Acquisitions	Market	Units	Acquisition Date	Purchase Price	Price per Unit	Average Rent Per Unit
Solis City Park	Charlotte, NC	272	May 18, 2021	$66,544	$245	$1,374
Cyan at Craig Ranch	Dallas, TX	322	June 8, 2021	73,372	228	1,404
STAR Portfolio	Various	21,394	December 16, 2021	4,677,522	219	1,385
Total		21,988		$4,817,438	$219	$1,385

2021 Dispositions	Location	Units	Disposition Date	Sale Price	Price per Unit	Average Rent Per Unit
Kings Landing	St. Louis, MO	152	July 28, 2021	$40,100	$264	$1,457
Crestmont	Atlanta, GA	228	December 13, 2021	48,500	$213	1,258
Creekside	Atlanta, GA	444	December 16, 2021	91,000	$205	1,250
Total		824		$179,600	$218	$1,290

Assets Held for Sale as of December 31, 2021			Location			Units	Disposition Date
Riverchase			Indianapolis, IN			216	January 18, 2022
Heritage Park			Oklahoma City, OK			453	February 2, 2022
Raindance			Oklahoma City, OK			504	February 2, 2022
Haverford			Louisville, KY			160	February 2, 2022

Total						1,333

				Projected			Development Costs

Real estate Under Development	Location	Planned Units	Start Date	Initial Occupancy Date	Completion Date	Stabilization Date	Total Estimated	Total through 12/31/21	Remaining
Destination Arista	Denver, CO	325	3Q 2021	2Q 2023	4Q 2023	1Q 2025	$102,200	$31,947	$70,253
Flatirons Apartments	Denver, CO	296	3Q 2022	3Q 2024	3Q 2024	2Q 2026	96,400	9,830	86,570

Total		621					$198,600	$41,777	$156,823

Investments in Unconsolidated Real Estate Entities	Location	Units	Estimated Delivery Date	Total Construction Budget	Total Project Debt	IRT Equity Interest in JV	Total Expected IRT Investment	Current IRT Investment
Metropolis at Innsbrook	Richmond, VA	402	2Q 2023	$83,383	$64,000	84.8%	$16,430	$14,632
Views of Music City I & II / The Jackson	Nashville, TN	504	1Q 2022	83,074	54,275	50.0%	14,400	10,368

Total		906		$166,457	$118,275		$30,830	$24,999

DEBT SUMMARY AS OF DECEMBER 31, 2021

Dollars in thousands

	Amount	Weighted Average Rate (d)	Type	Weighted Average Maturity (in years)
Debt:
Unsecured revolver (a)	$277,003	1.5%	Floating	4.1
Unsecured term loans (b)	500,000	1.4%	Floating	3.2
Secured credit facilities (c)	635,128	4.0%	Floating/Fixed	6.9
Mortgages	1,238,612	3.9%	Fixed	6.1
Total Principal	2,650,743	3.2%		5.6
Loan premiums (discounts), net	71,586
Unamortized deferred financing costs	(16,993)
Total Debt	2,705,336
Market Equity Capitalization, at period end	5,882,410
Total Capitalization	$8,587,746
(a)

Unsecured revolver total capacity is $500,000, of which $277,003 was drawn as of December 31, 2021. The maturity date of borrowings under the unsecured revolver is January 31, 2026. We repaid $147,500 of this facility in January and February 2022 using proceeds from asset sales.

(b)

Consisted of a (i) $200,000 unsecured term loan with a maturity date of January 17, 2024, a (ii) $100,000 unsecured term loan with a maturity date of November 20, 2024, and a (iii) $200,000 unsecured term loan with a maturity date of May 18, 2026.

(c)

Consists of a (i) $558,880 secured credit facility, three tranches of which, in an aggregate principal amount of $518,412, have a maturity date of August 1, 2028 and the fourth tranche of which, in the principal amount of $40,468, has a maturity date of March 1, 2030 and a (ii) $76,248 secured credit facility with a maturity date of July 1, 2030.

(d)

Represents the weighted average of the contractual interest rates in effect as of quarter-end without regard to any interest rate swaps or collars. Our total weighted average effective interest rate during the three months ended December 31, 2021, after giving effect to the impact of interest rate swaps and collars, was 3.3%.

(e)

As of December 31, 2021, we maintained the following hedges that have effectively fixed a portion of our floating rates debt. Fixed v. Floating percentage above includes impact of future starting swaps.

Hedges:	Notional	Start	End	Swap Rate	Floor Rate	Cap Rate
Collar	$100,000	11/17/2017	11/17/2024	-	1.25%	2.00%
Collar	$150,000	10/17/2018	1/17/2024	-	2.25%	2.50%
Swap	$150,000	6/17/2021	6/17/2026	2.1760%	-	-
Forward starting swap	$150,000	5/17/2022	5/17/2027	0.9850%	-	-

DEBT COVENANT AND UNENCUMBERED ASSET STATS AS OF DECEMBER 31, 2021

Dollars in thousands

Debt Covenant Summary (a)	Requirement	Actual	Compliance
Consolidated leverage ratio	≤ 60%	35.7%	Yes
Consolidated fixed charge coverage ratio	≥ 1.5x	3.3x	Yes
Unsecured leverage ratio	≤ 60%	23.5%	Yes
(a)

For a complete listing of all debt covenants along with definitions of each covenant calculation see the Third Amended, Restated and Consolidated Credit Agreement, which is included as exhibit 10.1 of the Form 8-K filed on December 14, 2021.

Encumbered & Unencumbered Statistics (1)	Total Units	% of Total	Gross Assets	% of Total	Proforma Q4 2021 NOI (2)	% of Total
Unencumbered assets	17,486	49.3%	$3,016,709	44.9%	$45,965	48.0%
Encumbered assets	18,012	50.7%	3,696,731	55.1%	49,761	52.0%
	35,498	100.0%	$6,713,440	100.0%	$95,726	100.0%
(1)	Excludes assets classified as held for sale.
(2)	Net operating income was adjusted to present on a pro forma basis a full quarter of operations for the properties acquired in the STAR merger.

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.

EBITDA and Adjusted EBITDA

Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty losses, and abandoned deal costs. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

We believe that FFO and Core FFO (“CFFO”), each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.

We updated our definition of CFFO during Q1 2021 to the definition described below. All prior periods have been adjusted to conform to the current CFFO definition.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as merger and integration costs, casualty losses, abandoned deal costs and debt extinguishment costs from the determination of FFO.

Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.

Net Debt

Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total debt to net debt (Dollars in thousands).

We present net debt because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

	As of
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 30, 2020
Total debt	$2,705,336	$1,018,729	$1,056,463	$947,631	$945,686
Less: cash and cash equivalents	(35,972)	(8,720)	(7,566)	(8,653)	(8,751)
Less: loan discounts and premiums, net	(71,586)	-	-	-	-
Total net debt	$2,597,778	$1,010,009	$1,048,897	$938,978	$936,935

Net Operating Income

We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, casualty related costs, property management expenses, general administrative expenses, interest expense, and net gains on sale of assets.

Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

We review our same store portfolio at the beginning of each calendar year. Properties are added into the same store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same store portfolio. We may also refer to the Same Store Portfolio as the IRT Same Store Portfolio.

STAR Same Store Portfolio

STAR Same Store Portfolio represents the STAR portfolio that would be part of the Same Store Portfolio had the STAR portfolio been owned by IRT since January 1, 2020 and assuming the actual purchase date for any properties owned by a STAR-related entity prior to STAR’s merger with Steadfast Income REIT, Inc. on March 6, 2020. Because these properties have only been owned by IRT since December 16, 2021, they are not included in the IRT Same Store Portfolio. Results for periods prior to December 16, 2021 have been adjusted for consistency with IRT accounting policies and classifications.

Combined Same Store Portfolio

Combined Same Store Portfolio represents the combination of the IRT Same Store Portfolio and the STAR Same Store Portfolio considered as a single portfolio.

Total Gross Assets

	As of
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 30, 2020
Total assets	$6,506,696	$1,846,911	$1,875,122	$1,728,016	$1,734,897
Plus: accumulated depreciation (a)	254,123	247,563	237,684	223,187	208,618
Plus: accumulated amortization	24,829	20,269	20,215	19,776	19,380
Total gross assets	$6,785,648	$2,114,743	$2,133,021	$1,970,979	$1,962,895

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

(a)	Includes accumulated depreciation associated with real estate held for sale.

APPENDIX A

STAR MERGER IMPACT ON STATEMENTS OF OPERATIONS, FFO & CORE FFO

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2021

Dollars in thousands, except per share data

	For the Three Months Ended December 31, 2021			For the Year Ended December 31, 2021
	IRT	STAR	Total	IRT	STAR	Total

Property revenue	$61,218	$15,585	$76,803	$233,907	$15,585	$249,492
Property operating expenses	20,940	6,012	26,952	87,240	6,012	93,252
Net operating income	$40,278	$9,573	$49,851	$146,667	$9,573	$156,240

Other revenue	113	—	113	760	—	760
Property management expenses	2,498	723	3,221	8,816	723	9,539
General and administrative expenses	4,325	117	4,442	18,493	117	18,610
Depreciation and amortization expense	16,643	9,567	26,210	67,342	9,567	76,909
Casualty losses	—	—	—	359	—	359
Interest expense	8,126	2,631	10,757	33,770	2,631	36,401
Loss on impairment (gain on sale) of real estate assets, net	(76,179)	—	(76,179)	(87,671)	—	(87,671)
Loss on extinguishment of debt	10,261	—	10,261	10,261	—	10,261
Merger and integration costs	41,787	—	41,787	47,063	—	47,063
Net income (loss)	32,930	(3,465)	29,465	48,994	(3,465)	45,529
(Income) loss allocated to noncontrolling interests	(850)	—	(850)	(940)	—	(940)
Net income (loss) available to common shares	$32,080	$(3,465)	$28,615	$48,054	$(3,465)	$44,589
EPS - basic	$0.30	($0.07)	$0.23	$0.46	($0.05)	$0.41
Weighted-average shares outstanding - Basic	108,071,107	17,304,587	125,375,694	104,190,480	4,361,704	108,552,185
EPS - diluted	$0.29	($0.06)	$0.23	$0.46	($0.05)	$0.41
Weighted-average shares outstanding - Diluted	109,370,964	17,304,587	126,675,551	105,469,816	4,361,704	109,831,520

Funds From Operations (FFO):
Net Income (loss)	$32,930	$(3,465)	$29,465	$48,994	$(3,465)	$45,529
Adjustments:
Real estate depreciation and amortization	16,504	9,564	26,068	66,923	9,564	76,487
Loss on impairment (gain on sale) of real estate assets, net, excluding debt extinguishment costs	(78,490)	—	(78,490)	(90,277)	—	(90,277)
Funds From Operations	$(29,056)	$6,099	$(22,957)	$25,640	$6,099	$31,739
FFO per share	$(0.27)	$0.09	$(0.18)	$0.25	$0.04	$0.29
Core Funds From Operations (CFFO): (a)
Funds From Operations	$(29,056)	$6,099	$(22,957)	$25,640	$6,099	$31,739
Adjustments:
Other depreciation and amortization	139	3	142	420	3	423
Casualty losses	—	—	—	359	—	359
Loan (premium accretion) discount amortization	—	(501)	(501)	—	(501)	(501)
Prepayment penalties on asset dispositions	2,312	—	2,312	2,607	—	2,607
Loss on extinguishment of debt	10,261	—	10,261	10,261	—	10,261
Merger and integration costs	41,787	—	41,787	47,063	—	47,063
Core Funds From Operations	$25,443	$5,601	$31,044	$86,350	$5,601	$91,951
CFFO per share	$0.23	$0.01	$0.24	$0.83	$0.01	$0.84
Weighted-average shares and units outstanding	108,623,467	18,422,758	127,046,225	104,625,266	4,793,544	109,418,810

APPENDIX B

2022 PRO FORMA COMBINED SAME STORE PORTFOLIO NET OPERATING INCOME

TRAILING FOUR QUARTERS

Dollars in thousands, except per unit data

	For the Three-Months Ended (a)
	December 31,	September 30,	June 30,	March 31,	Total
	2021	2021	2021	2021	2021
Revenue:
Rental and other property revenue	$140,929	$138,795	$133,672	$129,699	$543,095
Property Operating Expenses:
Real estate taxes	16,714	16,397	19,168	18,393	70,672
Property insurance	3,056	3,223	2,761	2,707	11,747
Personnel expenses	12,410	12,274	11,939	11,645	48,268
Utilities	7,227	7,406	6,858	7,354	28,845
Repairs and maintenance	5,477	5,643	4,758	4,424	20,302
Contract services	4,756	4,909	4,749	4,390	18,804
Advertising expenses	1,346	1,359	1,335	1,282	5,322
Other expenses	1,542	1,525	1,567	1,637	6,271
Total property operating expenses	52,528	52,736	53,135	51,832	210,231
Combined same-store net operating income	$88,401	$86,059	$80,537	$77,867	$332,864
Combined same-store NOI margin	62.7%	62.0%	60.2%	60.0%	61.3%
Average occupancy	96.0%	96.5%	96.1%	95.2%	96.0%
Average effective monthly rent, per unit	$1,339	$1,298	$1,254	$1,237	$1,282
Combined Same-store net operating income	$88,401	$86,059	$80,537	$77,867	$332,864
Combined Non Same-Store net operating income	7,958	6,978	6,126	5,847	5,415
Pre-STAR Merger Combined Same-Store net operating income (b)	(46,508)	(55,609)	(51,675)	(49,741)	(182,039)
Other revenue	113	188	158	301	760
Property management expenses	(3,221)	(2,199)	(2,176)	(1,943)	(9,539)
General and administrative expenses	(4,442)	(3,985)	(4,241)	(5,942)	(18,610)
Depreciation and amortization expense	(26,210)	(17,384)	(16,763)	(16,552)	(76,909)
Casualty losses	—	—	—	(359)	(359)
Interest expense	(10,757)	(8,700)	(8,559)	(8,385)	(36,401)
Gain on sale (loss on impairment) of real estate assets, net	76,179	11,492	—	—	87,671
Loss on extinguishment of debt	(10,261)	—	—	—	(10,261)
Merger and integration costs	(41,787)	(5,276)	—	—	(47,063)
Net income as presented	$29,465	$11,564	$3,407	$1,093	$45,529
(a)	Combined Same Store Portfolio consists of 115 properties, which represent 34,454 units. This is the Combined Same Store Portfolio expected on a pro forma basis as of January 1, 2022.
(b)

Amounts presented represent the operating results for STAR properties prior to the STAR merger that have been included in Combined same store net operating income. Prior year results have been adjusted for consistency with IRT accounting policies to facilitate year over-year comparisons.